EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-172822, No. 333-176737, No. 333-111142 and No. 333-14957) on Form S-8 of NCI Building Systems, Inc. and subsidiaries of our report dated June 26, 2014, relating to the 2013 and 2012 financial statements of NCI 401(k) Profit Sharing Plan, which appears in this annual report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 26, 2014